Exhibit 99.1

Party City Announces Pricing of $500 Million of Senior Notes

ELMSFORD, N.Y.— July 26, 2018— Party City Holdco Inc. (“the Company” or “Party City”) (NYSE:PRTY) today announced the pricing of an offering by its wholly-owned subsidiary Party City Holdings Inc. (“PCHI”) of $500 million aggregate principal amount of 6.625% senior notes due 2026 (the “Notes”). The Notes and the related Notes guarantees will be offered in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in accordance with Regulation S under the Securities Act. The offering is expected to close on August 2, 2018, subject to customary closing conditions.

Concurrently with the closing of the offering, we expect to enter into an amendment to PCHI’s senior secured asset-based revolving credit facility (the “ABL Facility”), which will extend the maturity date of the ABL Facility to the date that is the five year anniversary of the closing of the amendment. Under certain circumstances, the maturity of the ABL Facility may spring to an earlier date if PCHI does not extend the maturity dates of its senior secured term loan facility or its 6.125% senior notes due 2023. Consummation of the offering is not conditioned upon the consummation of the amendment to the ABL Facility and vice versa.

The net proceeds from the sale of the Notes are expected to be used to repay $400 million of term loans and $90 million of loans under the ABL Facility and to pay all related fees and expenses.

The Notes will be guaranteed by each subsidiary that guarantees PCHI’s senior credit facilities.

The Notes and the related Notes guarantees have not been registered under the Securities Act or any state securities laws. The Notes may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering circular.

About Party City

Party City Holdco Inc. is the leading decorated party goods retailer by revenue in North America and, it believes, the largest vertically integrated supplier of decorated party goods globally by revenue. With approximately 950 locations (inclusive of franchised stores), Party City has the only coast-to-coast network of party superstores in the U.S. and Canada and such stores make it easy and fun to enhance special occasions with a differentiated shopping experience and an unrivaled assortment of innovative and exciting merchandise offered at a compelling value. Party City also operates multiple e-commerce sites, principally under the domain name PartyCity.com.

Forward-Looking Statements

Any statements in this release regarding Party City that are not historical or current facts are forward-looking statements. Such forward-looking statements convey Party City’s current expectations or forecasts of future events. Forward-looking statements regarding Party City involve known and unknown risks, uncertainties and other factors that may cause Party City’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” and “Forward-Looking Statements” sections of Party City’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and any of Party City’s other applicable filings with the Securities and Exchange Commission. Unless required by law, Party City undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date of this press release.

CONTACTS

For Investors:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com